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                                                                    EXHIBIT 99.3



                       CONSENT TO BE NAMED AS A DIRECTOR
                            OF ROSLYN BANCORP, INC.



     The undersigned, John M. Tsimbinos, hereby consents to be named as a director of Roslyn Bancorp, Inc. (the "Company") in the Company's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission.


                                    /s/ John M. Tsimbinos
                                    -------------------------------------
                                    John M. Tsimbinos


Dated:  November 16, 1998